Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-236678) on Form S-3ASR and (Nos. 333-135449, 333-200144, 333-211957, 333-219655, 333-224658, 333-238041, 333-255869, 333-255870, 333-258537) on Form S-8 of our reports dated February 28, 2024, with respect to the consolidated financial statements of Koppers Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
February 28, 2024